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YAYI INTERNATIONAL INC.
(Name of Registrant as Specified in Its Charter)

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YAYI INTERNATIONAL INC.
No. 9 Xingguang Road
Northern Industrial Park of Zhongbei Town
Xiqing District, Tianjin 300384
People’s Republic of China

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about June 13, 2011, to the holders of record (the “Stockholders”) of the outstanding common stock, $0.001 par value per share (the “Common Stock”) and Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) of Yayi International Inc., a Delaware corporation (the “Company”), as of the close of business on May 25, 2011 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated as of the Record Date, (the “Written Consent”) of Stockholders of the Company owning at least a majority of the outstanding shares of Common Stock and Series A Preferred Stock of the Company, voting together as a single class on an as-converted to Common Stock basis, as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Yayi International Inc.

The Written Consent authorized and approved the Company’s 2010 Employee Stock Option and Stock Award Plan (the “Plan”). A copy of the Plan is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and Series A Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, and is sufficient under Section 228 of the Delaware General Corporation Law (“DGCL”) and the Company’s Amended and Restate Bylaws (the “Bylaws”) to approve the Plan. Accordingly, the actions to be taken pursuant to the Written Consent are not presently being submitted to the Company’s other Stockholders for a vote. The Plan is effective as of May 31, 2010, the date it was approved by our Board of Directors (the “Effective Date”).

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Li Liu
Li Liu
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about June 13, 2011, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or verbal request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS TAKEN BY MAJORITY SHAREHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the DGCL and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Plan requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class on an as-converted to Common Stock basis. Each Stockholder is entitled to one vote per share of Common Stock and one vote per share of Series A Preferred Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 26,454,558 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share and 1,530,612 shares of Series A Preferred Stock with the holders thereof being entitled to cast one vote for each share of Common Stock into which such share of Series A Preferred Stock could then be converted.

On May 31, 2010, our Board of Directors unanimously adopted resolutions approving the Plan and recommended that our stockholders approve the Plan as set forth in Appendix A within one year. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner. Our Board of Directors believes that the Plan will help us to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to our employees, directors and consultants, and promote the success of our business.

On May 25, 2011, the following Stockholders of the Company owning approximately 73.7% of the issued and outstanding shares of our Common Stock and Series A Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, executed and delivered to the Company their written consent approving the Plan:

Name of Consenting		Shares Owned
Stockholder	Common Stock		Series A Preferred Stock		% Total
		% of		% of	Voting
	Shares	Class	Shares	Class	Power
Global Rock Stone Industrial Ltd.	15,024,725	56.8%	0	0	36.0%
SAIF Partners III L.P.	707,992	2.6%	1,530,612	100%	37.7%
TOTAL	15,732,717	59.4%	1,530,612	100%	73.7%

Accordingly, we have obtained all necessary corporate approvals in connection with the adoption of the Plan. The Plan is effective as of May 31, 2010, the date it was approved by our Board of Directors. We are not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

DISSENTER’S RIGHTS

Under Delaware law, holders of our securities are not entitled to dissenter’s rights of appraisal with respect to the adoption of the Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of May 25, 2011 (i) by each person who is known by us to beneficially own more than 5% of our voting securities; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Yayi International Inc., No. 9 Xingguang Road, Northern Industrial Park of Zhongbei Town, Xiqing District, Tianjin 300384, China.

		Shares Beneficially Owned(1)
				Series A Preferred
		Common Stock(2)		Stock(3)		% Total
			% of		% of	Voting
Name & Address of Beneficial Owner	Office, If Any	Shares	Class	Shares	Class	Power(4)
Directors and Officers
Li Liu	Chairperson, CEO	15,027,375(5)(6)	56.8%	0	*	36.0%
	& President
Veronica Jing Chen	Chief Financial	62,500	*	0	*	*
	Officer
Fung Shek	Director	15,027,375(5)(6)	56.8%	0	*	36.0%
Cili Yan	Director	1,000,160	3.8%	0	*	2.4%
Kenneth Jue Lee	Director	707,992(7)	2.6%	0	*	1.7%
Gang Sheng	Director	0	*	0	*	*
All Officers and Directors as a group
(6 persons named above)		16,798,027	63.3%	0	*	40.2%
5% Security Holders
		Shares Beneficially Owned(1)
				Series A Preferred
		Common Stock(2)		Stock(3)		% Total
			% of		% of	Voting
Name of Beneficial Owner	Office, If Any	Shares	Class	Shares	Class	Power(4)
Global Rock Stone Industrial Ltd.		15,024,725(6)	56.8%	0	*	36.0%
SAIF Partners III L.P.		707,992(7)(8)	2.6%	1,530,612(9)	100%	37.7%
Andrew Y. Yan		707,992(7)(8)	2.6%	1,530,612(9)	100%	37.7%

*Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Company’s stock. For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 26,454,558 shares of Common Stock issued and outstanding as of May 25, 2011.

(3)

Based on 1,530,612 shares of Series A Preferred Stock issued and outstanding as of May 25, 2011. Shares of Series A Preferred Stock are convertible, at the option of the holder thereof, at any time, into Common Stock on a 1-to-10 basis. Holders of Series A Preferred Stock vote with the holders of Common Stock on all matters on an as-converted to Common Stock basis.

(4)

Percentage of Total Capital Stock represents total ownership with respect to all shares of our Common Stock and Series A Preferred Stock, as a single class and on an as-converted to Common Stock basis.

(5)	Including 15,027,375 shares of Common Stock beneficially owned by Mr. Fung Shek, Ms. Li Liu’s spouse.

(6)

Includes 15,024,725 shares of Common Stock held by Global Rock. Mr. Shek is the sole shareholder and sole director of Global Rock and has voting and dispositive power over the shares held by Global Rock. Pursuant to a stock pledge agreement, dated April 30, 2010, between Global Rock and SAIF Partners III L.P. (“SAIF”), Global Rock pledged 13,024,725 shares of Common Stock of the Company as security for certain obligations of the Company. In addition, pursuant to the Make Good Escrow Agreement, dated September 27, 2010, Global Rock placed a total of 669,000 shares held by it into escrow that may be released to the investors in the event we do not meet the performance thresholds for the fiscal years 2011 and 2012 required in the Make Good Escrow Agreement.

(7)

Includes an option to acquire 707,992 shares of Common Stock granted to Mr. Lee under our 2010 Employee Stock Option and Stock Award Plan, dated June 11, 2010. The option fully vests after six months from the grant date. Because Mr. Lee is an employee of SAIF and pursuant to the employment arrangement between Mr. Lee and SAIF, Mr. Lee is deemed to hold the reported option for the benefit of SAIF, and must exercise the option solely upon the direction of SAIF, which is entitled to the shares issued upon exercise. SAIF may be deemed the indirect beneficial owner of the option and Mr. Lee may be deemed the indirect beneficial owner of the option through his employment arrangement with SAIF. Mr. Lee disclaims beneficial ownership of the option except to the extent of his pecuniary interest therein.

(8)

Andrew Y. Yan is the sole shareholder and sole director of SAIF III GP Capital Ltd., a limited liability entity formed under the laws of the Cayman Islands, the sole general partner of SAIF III GP, L.P., a limited partnership formed under the laws of the Cayman Islands, which in turn is the sole general partner of SAIF Partners III L.P., a limited partnership formed under the laws of the Cayman Islands. Mr. Yan is deemed to have sole voting and dispositive powers with respect to the securities held by SAIF Partners III L.P.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted period. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

					All other
		Salary	Bonus	Option Awards	Compensations	Total
Name and Principal Position	Period	($)	($)	($)	($)	($)
Li Liu, CEO and President	Year ended March 31, 2011	73,471	-	-	-	73,471
Veronica Jing Chen, CFO	Year ended March 31, 2011	121,764	-	562,500	-	684,264

Narrative Disclosure to Executive Compensation

Our indirect subsidiary Milkgoat (China) Goat Dairy Co., Ltd. ("Milkgoat China") entered into the following employment agreements with our executive officers:

Milkgoat China entered into an employment agreement with our CEO and President, Ms. Li Liu. Ms. Liu’s employment agreement has a three-year term beginning on June 1, 2009 and ending on June 30, 2012. Ms. Liu’s employment agreement provides for an annual salary of RMB 450,000 (approximately $65,828). Ms. Liu is subject to customary non-competition and confidentiality covenants under the agreement. The employment agreement does not entitle Ms. Liu to severance payments or payments following a change in control. On June 1, 2010, Milkgoat China entered into a supplemental employment agreement with Ms. Liu, pursuant to which, effective on June 1, 2010, Ms. Liu's annual compensation was increased to RMB 510,000 (approximately $75,000).

Milkgoat China entered into an employment agreement with our Vice President Mr. Fung Shek. Mr. Shek’s employment agreement has a three-year term beginning on June 1, 2009 and ending on June 30, 2012. Mr. Shek’s employment agreement provides for an annual salary of RMB 350,000 (approximately $51,200). Mr. Shek is subject to customary non-competition and confidentiality covenants under the agreement. The employment agreement does not entitle Mr. Shek to severance payments or payments following a change in control.

Milkgoat China entered into an employment agreement with our CFO, Ms. Veronica Jing Chen. Ms. Chen’s employment agreement is for three years commencing on February 24, 2010 and terminating on February 23, 2013. Ms. Chen’s employment agreement provides for an annual salary of RMB 800,000 (approximately $117,028). Ms. Chen is subject to customary non-competition and confidentiality covenants under the agreement. The employment agreement does not entitle Ms. Chen to severance payments or payments following a change in control.

Outstanding Equity Awards at Fiscal Year End

Other than disclosed below, none of our other executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended March 31, 2011.

On May 31, 2010, pursuant to the Plan, we entered into separate Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan Award Agreements (the “Option Agreements”), with each of Ms. Veronica Jing Chen and Mr. Fung Shek. Under the terms of the Option Agreements, we agreed to grant a stock option, at an exercise price at $2.25 per share, to each of Ms. Chen and Mr. Shek for the purchase of 250,000 shares of Common Stock and 106,000 shares of Common Stock, respectively. According to the Option Agreements, 25% of the option granted to each of Ms. Chen and Mr. Shek will vest on the first anniversary of the grant date, and the balance will vest in equal quarterly installments over the next three years on the last day of each quarter, subject to Ms. Chen's and Mr. Shek's continuing employment with us through these dates.

Compensation of Directors

Other than disclosed below, none of members of our Board of Directors received any compensation for his or her service as a director during the fiscal year ended March 31, 2011.

On June 11, 2010, pursuant to the Plan, we entered into an option agreement with Mr. Kenneth Lee. Under the terms of the option agreement, we granted a stock option, at an exercise price at $0.98 per share, to Mr. Lee for the purchase of 707,992 shares of Common Stock of the Company. According to the option agreement, the option will fully vest after six months from the grant date. Pursuant to the employment arrangement between Mr. Lee and SAIF, Mr. Lee is deemed to hold such option for the benefit of SAIF.

ADOPTION OF THE 2009 EQUITY INCENTIVE PLAN

The Board of Directors approved the Plan on May 31, 2010. On May 25, 2011, the Majority Stockholders approved in writing the Plan. The following summary of the material features of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A. Unless otherwise defined, capitalized terms in this summary have the same meanings as provided in the Plan.

Summary of the Plan

Purpose. The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities to employees and directors of the Company and its subsidiaries to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

Administration. The Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. The Plan is currently being administered by the Board of Directors. The Administrator has the exclusive authority to determine all matters relating to awards under the Plan, including the selection of individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award and specific terms and conditions of all awards granted under the Plan. The Administrator has discretion to interpret the Plan and may adopt and change rules and regulations of general application for the Plan’s administration. The Administrator may also delegate administrative duties to the Company’s officers.

Eligibility. The Plan permits the grant of Nonqualified Stock Options and Incentive Stock awards to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its subsidiaries.

Stock Available for Issuance Under the Plan. Subject to adjustment as described below, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 2,359,974 shares. The number of shares available under the Plan is subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding.

Exercise and Vesting. The Administrator will establish and set forth in each instrument that evidences an award the time at which, or the installments in which, the award will vest and become exercisable, which provisions may be waived or modified by the Administrator at any time. To the extent that an award has become exercisable, the award may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Administrator, setting forth the number of shares with respect to which the award is being exercised and accompanied by payment in full. The Administrator may determine at any time that an award may not be exercised as to less than any number of shares at any one time for vested shares and any number in its discretion for unvested shares (or the lesser number of remaining shares covered by the award).

Payment of Exercise Price. The exercise price for shares purchased under an award will be paid in full to the Company by delivery of consideration equal to the product of the award exercise price and the number of shares purchased. Such consideration must be paid in cash unless the Company adopts a "cashless" exercise method.

Restricted Stock Awards. The Administrator may, in its discretion, award restricted stock awards to the Participants. The terms, conditions and restrictions that the Administrator will have the power to determine include, without limitation, the manner in which shares subject to restricted stock awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the restricted stock award will occur by reason of termination of the Participant's employment or service relationship. However, the Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions and restrictions on any restricted stock award.

Transferability. No awards granted under the Plan or any interest therein may be assigned, pledged or transferred by the Participant other than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such award may be exercised only by the Participant or a permitted assignee or transferee of the Participant.

Termination of, or Amendments to, the Plan. The Board of Directors may at any time amend, alter, suspend or terminate the Plan, provided that the Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws or regulations. Without the consent of the Participant, no amendment, alteration, suspension or termination of the Plan will impair or diminish the rights or obligations of any Participant.

New Plan Benefits

The following table sets forth the number of outstanding options that have been granted to the individuals in the following groups as of May 25, 2011:

NEW PLAN BENEFITS 2010 Equity Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Units
Li Liu, Chairperson, CEO and President	-	-
Veronica Jing Chen, CFO	562,500	250,000
Executive Group (3 Individuals)	801,000	356,000
Non-Executive Director Group (3 Individuals)	693,832	707,992
Non-Executive Officer Employee Group	1,895,400	842,400

(1) The dollar value of options represents the total option value estimated under Statement of Financial Accounting Standards no. 123R, “Share-Based Payment” using the Black-Schole option pricing model with assumptions specific to the Company.

As disclosed above, on May 31, 2010, we entered into separate Option Agreements with each of Ms. Veronica Jing Chen and Mr. Fung Shek. Under the terms of the Option Agreements, we granted a stock option, at an exercise price at $2.25 per share, to each of Ms. Chen and Mr. Shek for the purchase of 250,000 shares of Common Stock and 106,000 shares of Common Stock, respectively. According to the Option Agreements, 25% of the option granted to each of Ms. Chen and Mr. Shek will vest on the first anniversary of the grant date, and the balance will vest in equal quarterly installments over the next three years on the last day of each quarter, subject to Ms. Chen's and Mr. Shek's continuing employment with us through these dates.

On May 31, 2010, we also entered into separate option agreements under the Plan with certain non-executive employees, pursuant to which we granted to these employees options to purchase an aggregate of 842,400 shares of Common Stock, at an exercise price of $2.25 per share. According to these option agreements, 25% of the option granted to each of these employees will vest on the first anniversary of the grant date, and the balance will vest in equal quarterly installments over the next three years on the last day of each quarter, subject to such employees' continuing employment with us through these dates.

On June 11, 2010, we also entered into an option agreement with our director, Mr. Kenneth Lee. Under the terms of the option agreement, we granted a stock option, at an exercise price at $0.98 per share, to Mr. Lee for the purchase of 707,992 shares of Common Stock of the Company. According to the option agreement, the option will fully vest after six months from the grant date.

Except as set forth above, we cannot now determine the number or type of awards to be granted in the future. Future grants of awards under the Plan are subject to the discretion of our Board of Directors.

U.S. Federal Income Tax Consequences .

The following is a brief summary of the United States federal income tax consequences relating to awards granted under the Plan. This summary is based on the federal tax laws in effect as of the date of this information statement. The summary is limited to the federal income tax consequences for individuals who are U.S. citizens or residents for U.S. federal income tax purposes and the summary does not purport to address all tax considerations that are relevant. State, local, foreign and other taxes may differ. In addition, this summary assumes that all awards are exempt from, or comply with, Internal Revenue Code section 409A. Each Participant is urged to consult his or her own tax advisor as to the specific tax consequences to such Participant of the grant of an Award, the vesting or exercise of an award, and the disposition of shares that may be issued pursuant to an award.

Nonqualified Stock Options. Generally, a Participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of a Nonqualified Stock Option. On exercise, a participant will recognize as ordinary income the difference between the exercise price and the Fair Market Value of the shares on the exercise date, unless the shares are subject to any restrictions on the participant’s ownership or disposition thereof. At the time the Participant recognizes income, our Company is entitled to a deduction at the same time equal to the amount of ordinary income realized by the Participant, assuming the deduction is allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of the shares acquired by exercise of the Option, the Participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Restricted Shares. Generally, a participant will not recognize income, and our Company is not entitled to a deduction, upon a grant of Restricted Shares. A participant may make an election under Section 83(b) of the Internal Revenue the Code to be taxed on the difference between the purchase price of the award and the fair market value of the award on the grant date. Otherwise, upon the lapse of restrictions on Restricted Shares, the participant generally recognizes ordinary compensation income equal to the fair market value of the shares as of the date on which the restrictions lapse less the purchase price (if any) paid by the participant. When the participant recognizes ordinary income, the amount recognized by the participant will be deductible by our Company to the extent allowed by Section 162(m) of the Internal Revenue Code. Upon disposition of any shares acquired through Restricted Share awards, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Withholding. Our Company generally must collect and pay withholding taxes upon the exercise of a Nonqualified Stock Option and upon the earlier of the filing of a Section 83(b) election or upon the release of restrictions on Restricted Stock.

INTEREST OF CERTAIN PERSONS IN THE PLAN

Our current officers and directors are eligible to receive awards under the Plan.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

YAYI INTERNATIONAL INC.

2010 EMPLOYEE STOCK OPTION AND STOCK AWARD PLAN

1. Purpose.

The purpose of the Yayi International Inc. 2010 Employee Stock Option and Stock Award Plan (the "Plan") is to enhance the long-term stockholder value of Yayi International Inc., a Delaware corporation (the "Company"), by offering opportunities to employees and directors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1 "Award" means an award or grant made pursuant to the Plan, including, awards or grants of Options or Incentive Stock Awards.

2.2 "Board" means the Board of Directors of the Company.

2.3 "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), as provided under applicable law, in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4 "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

2.5 "Common Stock" means the common stock, par value $.001 per share, of the Company.

2.6 "Disability" means "permanent and total disability" as that term is defined for purposes of Section 22(e)(3) of the Code.

2.7 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

2.8 "Fair Market Value" shall be established in good faith by the Plan Administrator or if the Common Stock is listed on the Nasdaq Global Market or the Nasdaq Capital Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq Global Market or the Nasdaq Capital Market (as the case may be) for a single trading. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value. Notwithstanding anything in this Plan to the contrary, to the extent applicable, the determination of the Fair Market Value of a share of Common Stock shall be determined in a manner which complies with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

2.9 "Grant Date" means the date the Plan Administrator adopted the granting resolution and all conditions precedent to the grant have been satisfied; provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date. If, however, the Plan Administrator designates in a resolution a later date as the date an Award is to be granted, then such later date shall be the "Grant Date."

2.10 "Incentive Stock Award" means an Option to purchase Common Stock granted under Section 7.

2.11 "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7.

2.12 "Option" means the right to purchase Common Stock granted under Section 7.

2.13 "Participant" means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 9; or (c) person(s) to whom an Award has been transferred in accordance with Section 9.

2.14 "Plan Administrator" means the Board or a committee (which term includes subcommittees) appointed by the Board to administer the Plan under Section 3.1.

2.15 "PRC" means the People's Republic of China, which, for the purpose of this Plan, shall exclude Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan.

2.16 "Restricted Stock Award" means shares of Common Stock granted under Section 8, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

2.17 "Retirement" means retirement on or after the individual's normal retirement date under PRC law or the law of such individual's other jurisdiction of employment unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

2.18 "Securities Act" means the United States Securities Act of 1933, as amended.

2.19 "Subsidiary" means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect subsidiary of the Company.

2.20 "Termination" means the termination of the Participant's relationship as an officer, director or employee, or as a service provider to the Company.

3. Administration.

3.1 Plan Administrator. The Plan shall be administered by the Board or a committee (which term includes subcommittees) appointed by the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding "non employee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Plan Administrator may authorize one or more officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Plan Administrator.

3.2 Administration and Interpretation by the Plan Administrator. Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

4. Stock Subject to the Plan.

4.1 Authorized Number of Shares. Subject to adjustment from time to time as provided in Section 10.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be 2,359,974 shares. The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise or vesting of Awards shall be the number determined pursuant to the preceding sentence, as adjusted from time to time pursuant to Section 10.1. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Reuse of Shares. Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), and/or shares of Common Stock subject to repurchase or forfeiture which are subsequently reacquired by the Company, shall again be available for issuance in connection with future grants of Awards under the Plan.

5. Eligibility.

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

6. Awards.

6.1 Form and Grant of Awards. The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include Nonqualified Stock Options or Incentive Stock Awards. Awards may be granted singly or in combination.

6.2 Settlement of Awards. The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

7. Terms and Conditions of Awards.

7.1 Grant of Awards. The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Awards, which shall be appropriately designated.

7.2 Exercise Price. The exercise price for shares purchased under an Award shall be as determined by the Plan Administrator.

7.3 Term. The term of each Award shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4 Exercise and Vesting. The Plan Administrator shall establish and set forth in each instrument that evidences an Award the time at which, or the installments in which, the Award shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. To the extent that an Award has become exercisable, the Award may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Award is being exercised and accompanied by payment in full as described in Section 7.6. The Plan Administrator may determine at any time that an Award may not be exercised as to less than any number of shares at any one time for vested shares and any number in its discretion for unvested shares (or the lesser number of remaining shares covered by the Award).

7.5 Performance Conditions. The Plan Administrator is authorized to subject an Award to performance requirements (which may be based on continuous service with the Company or the achievement of performance goals related to profits or loss, revenue or profit growth or loss reduction, profit or loss related return ratios, other balance sheet or income statement targets or ratios, market share, project completion, operational or productivity efficiency gains, cash flow, share price appreciation or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, must be satisfied as a condition of the Award becoming vested and exercisable. Such performance requirements shall be set forth in the instrument evidencing the Award.

7.6 Payment of Exercise Price. The exercise price for shares purchased under an Award shall be paid in full to the Company by delivery of consideration equal to the product of the Award exercise price and the number of shares purchased. Such consideration must be paid in cash unless the Company adopts a "cashless" exercise method.

7.7 Post-Termination Exercises. The Plan Administrator shall establish and set forth in each instrument that evidences an Award whether the Award will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Award, the Award will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Participant's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares vested at the date of such termination, only (a) within one year if the termination of the Participant's employment or services is coincident with Retirement, at the Company's request or Disability or (b) within three months after the date the Participant ceases to be an employee or director of the Company or a Subsidiary if termination of the Participant's employment or services is for any reason other than Retirement, at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Participant's death may be exercised, to the extent of the number of shares vested at the date of the Participant's death, by the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 9 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not vested on the date of termination of the Participant's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Participant's employment or services for Cause, the Option shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or services with the Company are suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation.

7.8 Leave of Absence. Unless otherwise determined by the Plan Administrator, for purpose of this Section 7, the service of a Participant shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing. Unless otherwise determined by the Plan Administrator and subject to applicable laws, vesting of an Option shall be suspended during any unpaid leave of absence.

7.9 Prohibition on Repricing. An option issued under the Plan may not, without prior approval of the Company's stockholders at a duly-constituted meeting, be repriced by lowering the exercise price or by cancellation of an outstanding Award with a subsequent replacement or re-grant of an option with a lower exercise price.

7.10 Incentive Stock Awards. The Plan Administrator may designate an Award as an Incentive Stock Award, in which case it may not be subject to time-based vesting but instead subject only to specific performance conditions to become vested and exercisable, as designated by the Plan Administrator and forth in the instrument evidencing the Award. For removal of doubt, an Incentive Stock Award is not intended to be an Incentive Stock Option under the Code.

8. Restricted Stock Awards

8.1 Grant of Restricted Stock Awards. The Plan Administrator is authorized to make Awards of Common Stock on such terms and conditions and subject to such restrictions and/or requirements, as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Restricted Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Restricted Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

8.2 Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Restricted Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Restricted Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

8.3 Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Restricted Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock Award is settled in such a manner as would increase the amount otherwise payable to a Participant.

9. Assignability.

No Awards granted under the Plan or any interest therein may be assigned, pledged or transferred by the Participant other than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such Award may be exercised only by the Participant or a permitted assignee or transferee of the Participant (as provided below).

10. Adjustments.

10.1 Adjustment of Shares. In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Sections 4.1; and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

10.2 Limitations. The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.3 Fractional Shares. In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

11. Withholding.

The Company may require the Participant to pay to the Company the amount of any taxes or social insurance contributions that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal withholding rate), or (c) by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes or social insurance contributions. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

12. Amendment and Termination of Plan.

12.1 Amendment of Plan. The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Awards, or (c) otherwise require stockholder approval under any applicable law or regulation.

12.2 Termination of Plan. The Board may suspend or terminate the Plan at any time.

12.3 Consent of Participant. The amendment or termination of the Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.

13. General.

13.1 Evidence of Awards. Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

13.2 Continued Employment or Services; Rights in Awards. None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

13.3 Registration. The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with U.S. federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

As a condition to the exercise of an Award, the Company may require the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present  intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws.

13.4  No Rights as A Stockholder. No Award shall entitle the Participant to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

13.5 Compliance with Laws And Regulations. No Shares of Common Stock shall be issued pursuant to an Award unless such issuance complies with all applicable laws and regulations. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

13.6 No Trust or Fund. The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

13.7 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

13.8 Participants In Foreign Countries. The Plan Administrator shall have the authority to adopt such modifications, procedures and sub-plans as may be necessary or desirable, after consideration of the provisions of the laws of the PRC or other foreign countries in which the Company or its Subsidiaries may operate, to ensure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan. The Plan Administrator may restrict the issuance of shares of Common Stock pursuant to any Awards or delay the removal of restrictions on shares of Common Stock pursuant to any Awards until it determines in its discretion that the Company or its Subsidiaries has satisfied the legal or regulatory procedures or requirements as may be necessary or desirable to ensure the viability of the benefits of the Awards.

13.9 Choice of Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the federal laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

14. Effective Date.

The Plan's effective date is the date on which it is adopted by the Board.